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                                                                       EXHIBIT J

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to use of our reports dated May 5, 2003, on the financial statements and financial highlights of the Tax-Free Investment Co. as of and for the year ended March 31, 2003 in the Post-Effective Amendment Number 36 to the Registration Statement (Form N-1A No. 2-58286).

                                                     ERNST & YOUNG LLP


Houston, Texas
August 26, 2003